UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 2, 2007

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2007, the Board of Directors took action by written consent to increase the number of directors to five and to elect Vice Admiral Richard J. Naughton (USN, ret.) as a director effective November 5, 2007. The Board also appointed Admiral Naughton as Chairman of the Board's Audit Committee. There are no arrangements or understandings between Admiral Naughton and any other persons pursuant to which Admiral Naughton was selected as a director. Since January 1, 2006, there have been no transactions, and there are no currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Admiral Naughton had, or will have, a direct or indirect material interest.

Admiral Naughton brings to JMAR a wealth of experience in operational, financial and technical management which includes innovative policy development, long-term strategic business planning, identification of growth and acquisition opportunities and government relations. Admiral Naughton retired from active military duty in January, 2004 with more than 15 years of top-level executive management experience. His last assignment was as Superintendent of the United States Naval Academy. From 2000 to 2002, he served as Commander, Naval Strike & Air Warfare Center. Prior to that, Admiral Naughton served as Commander, Carrier Group FOUR/Carrier Striking Force where he trained deploying battle groups consisting of more than 100,000 sailors and marines. From 1996 to 1998, he was Director for Plans and Policy (J-5) United States Transportation Command where he developed an innovative strategy for worldwide transportation needs. He also served as the Commanding Officer of the Nuclear Powered Aircraft Carrier, USS Enterprise. Since retiring from the Navy, the Admiral has provided consulting services to major defense and transportation companies including Lockheed Martin and Northrop Grumman, and was CEO for Xenonics Holdings, Inc., a world leader in high intensity illumination and low light vision systems for defense and security applications. He is now president of International Data Security, which provides data center and managed services to marine vessels in metropolitan areas. Admiral Naughton holds a BS in Engineering from the U.S. Naval Academy, an MS in Aeronautical Engineering and a Professional Aeronautical Engineer degree from the U.S. Naval Postgraduate School (both with distinction), and is a graduate from the Industrial College of the Armed Forces.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

November 28, 2007	By:	/s/ C. Neil Beer

Name: C. Neil Beer
Title: Chief Executive Officer